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
ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                           THIRTEEN WEEKS ENDED       TWENTY-SIX WEEKS ENDED

                                         DEC.3, 1994  DEC.4, 1993   DEC.3, 1994   DEC.4, 1993

PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       34,636       36,132        34,948        36,113

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  average market price)................        1,455        1,389         1,376         1,331

                   TOTALS..............       36,091       37,521        36,324        37,444

Net Income.............................      $12,131      $12,038       $36,641       $20,147


Primary earnings per common and
  common equivalent share..............        $0.34        $0.32         $1.01         $0.54
























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




ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                           THIRTEEN WEEKS ENDED       TWENTY-SIX WEEKS ENDED

                                         DEC.3, 1994  DEC.4, 1993   DEC.3, 1994   DEC.4, 1993

FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       34,636       36,132        34,948        36,113

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  higher of period-end or average
  market price)........................        1,456        1,389         1,435         1,359


                   TOTALS..............       36,092       37,521        36,383        37,472

Net Income.............................      $12,131      $12,038       $36,641       $20,147



Fully diluted earnings per common and
  common equivalent share..............        $0.34        $0.32         $1.01         $0.54


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